EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES QUARTERLY DIVIDEND, SHARE
BUYBACK AND OTHER MATTERS

          Rockford, Michigan, December 16, 2005 -- The Directors of Wolverine World Wide, Inc. (NYSE: WWW) have declared a quarterly cash dividend of $.065 per share of common stock. The dividend is payable on February 1, 2006, to stockholders of record on January 2, 2006. The dividend is equal to the last quarterly dividend and represents a $.26 per share annual dividend.

          The Company also announced that its Board of Directors authorized the repurchase of an additional three million shares of common stock, reflecting confidence in the Company's growth prospects. Share repurchases are authorized to be made over a two-year period at times and amounts considered appropriate by the Company based on factors including price and market conditions. Since 2000, the Company has repurchased approximately 12 million shares (split adjusted) pursuant to four previously approved repurchase programs.

          "Our active stock buyback program and continued dividend payout underscore the confidence we have in our business model, which is based on a portfolio of strong global brands," said Timothy J. O'Donovan, Chairman and CEO. "We continue to consistently generate solid operating results and significant cash flow. This permits us to invest in new business initiatives, such as Patagonia Footwear and Merrell Apparel, while continuing our share repurchase activities and twelve-year record of increasing dividends."

          The Company also intends to repatriate foreign earnings to take advantage of tax relief under the American Jobs Creation Act of 2004. The Board of Directors has approved a one-time repatriation of approximately $41.5 million in 2005. The impact of this transaction will increase income taxes by approximately $1.4 million ($.025 per share) in the fourth quarter of 2005.

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          Additionally, the Board of Directors accelerated the vesting of employee stock options awarded under the Company's stock incentive plans. As a result of this action, options to purchase approximately one million shares of common stock became exercisable immediately, effective December 13, 2005. Additional information relating to this action is available in the Company's Form 8-K filed with the Securities and Exchange Commission. Following this accelerated vesting, the Company expects the implementation of Financial Accounting Standards Board Statement No. 123(R), equity based compensation, to reduce the Company's earnings per share by $.04 to $.05 in 2006.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and slippers. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson®, Patagonia® and Stanley®. The Company's products are carried by leading retailers in the U.S. and globally in over 140 countries. For additional information, please visit our website, www.wolverineworldwide.com.

          This press release contains forward-looking statements, including those relating to 2005 earnings, new business initiatives, future dividends, corporate growth, share repurchase activity and cash flow. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures being considered in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operations of newly acquired and licensed businesses; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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